                                AMENDMENT NO. 3
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                            SFX ENTERTAINMENT, INC.,
                             SFX ACQUISITION CORP.
                                      AND
                            THE MARQUEE GROUP, INC.

     AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER dated as of October 16, 1998, among SFX Entertainment, Inc., a Delaware corporation ("SFX"), SFX Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SFX ("Acquisition Sub"), and The Marquee Group, Inc., a Delaware corporation ("Marquee").

     WHEREAS, SFX, Acquisition Sub and Marquee have entered into an Agreement and Plan of Merger, dated as of July 23, 1998 (as amended, the "Merger Agreement"), pursuant to which, among other things, the parties agreed to the merger of Acquisition Sub with and into Marquee, upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, SFX, Acquisition Sub and Marquee have entered into Amendment No. 1 and Amendment No. 2 to the Merger Agreement, pursuant to which, among other things, the parties amended Section 6.01(a) of the Merger Agreement;

     WHEREAS, the parties to the Merger Agreement desire to further amend the Merger Agreement as set forth herein;

     WHEREAS, the Board of Directors of Marquee (including the Marquee Independent Committee) (a) has determined that the Merger is advisable and in the best interests of Marquee and its stockholders, (b) has approved and adopted this Amendment and the Transactions and (c) has recommended the approval and adoption of the Merger Agreement and the approval of the Merger by, and directed that the Merger Agreement and the Merger be submitted to a vote of, the stockholders of Marquee;

     WHEREAS, the Board of Directors of SFX (including the SFX Independent Committee) has determined that the Merger is in the best interests of SFX and its stockholders and has approved and adopted this Amendment and the Transactions; and

     WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement;

     NOW, THEREFORE, the parties to the Merger Agreement further agree as follows:

     1. Section 2.01(b) is hereby deleted in its entirety and replaced by the following:

     (b) 'Exchange Ratio' shall have the following meaning, subject to adjustment pursuant to Section 2.01(c):

          (i) if the SFX Class A Common Stock Price (as defined hereinafter) is less than or equal to $42.75, then 'Exchange Ratio' shall mean .1111 of a share of SFX Class A Common Stock; and

          (ii) if the SFX Class A Common Stock Price is greater than $42.75, then 'Exchange Ratio' shall mean a number of shares of SFX Class A Common Stock equal to the quotient obtained by dividing $4.75 by the SFX Class A Common Stock Price.

                                       1

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As used in this Agreement, the term 'SFX Class A Common Stock Price' means the average of the last reported sale price of the SFX Class A Common Stock for the fifteen consecutive trading days ending on the fifth trading day prior to the Effective Time on the primary exchange on which the SFX Class A Common Stock is traded, including the Nasdaq National Market."

     2. Marquee hereby represents to SFX that it has received the written opinion of the Marquee Banker on the date of this Amendment to the effect that, as of the date hereof, the Merger Consideration (giving effect hereto) is fair, from a financial point of view, to the holders of Marquee Common Stock. This opinion supersedes the opinion delivered pursuant to Section 3.14 of the Merger Agreement.

     3. SFX hereby represents to Marquee that it has received the written opinion of the SFX Banker on the date of this Amendment to the effect that the Merger Consideration (giving effect hereto) to be offered by SFX in the Merger is fair, from a financial point of view, to SFX as of the date hereof. This opinion supersedes the opinion delivered pursuant to Section 4.11 of the Merger Agreement.

     4. Section 2.01(a)(iv) is hereby amended by adding a closing parenthesis after the words "issuable thereunder" at the end of the second sentence.

     5. The first sentence of Section 6.01(a) of the Merger Agreement is hereby amended by deleting the words "85 days" and inserting the words "105 days" in lieu thereof.

     6. Section 7.01(e) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

     "(e) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; provided, however, that the condition set forth in this Section 7.01(e) shall be deemed satisfied if such waiting period is terminated on the condition that SFX divest of, or take any other action with respect to, any interest to be acquired by it in QBQ Entertainment, Inc., provided that Marquee cooperates with SFX if any action is to be taken prior to the Closing;"

     7. Section 8.01(b) of the Merger Agreement is hereby amended by deleting the words "March 31, 1999" and inserting the words "April 30, 1999" in lieu thereof.

     8. Section 8.01(h) is hereby amended by adding the word "or" after the semicolon.

     9. Section 8.01 (i) is hereby amended by deleting ";or" and inserting "." in lieu thereof.

     10. Section 8.01(j) of the Merger Agreement is hereby deleted in its entirety.

     11. Section 8.02(b) of the Merger Agreement is hereby amended by deleting "$1,800,000" and inserting "$900,000" in lieu thereof.

     12. Section 8.02(c) of the Merger Agreement is hereby amended by deleting "$1,000,000" and inserting "$500,000" in lieu thereof.


                                       2

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     13. Marquee has all necessary corporate power and authority to execute and deliver this Amendment and, with respect to the Merger, upon the approval and adoption of the Merger Agreement by Marquee's stockholders in accordance with the Merger Agreement and Delaware Law, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Amendment by Marquee and the consummation by Marquee of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Marquee are necessary to authorize this Amendment or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of the Merger Agreement by the stockholders of Marquee as set forth in Section 3.15 of the Merger Agreement and the filing of an appropriate Certificate of Merger with the Secretary as required by Delaware
Law). This Amendment has been duly and validly executed and delivered by Marquee and, assuming the due authorization, execution and delivery of this Amendment by SFX and Acquisition Sub, constitutes a legal, valid and binding obligation of Marquee, enforceable against Marquee in accordance with its terms.

     14. Each of SFX and Acquisition Sub has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Amendment by SFX and Acquisition Sub and the consummation by SFX and Acquisition Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of SFX or Acquisition Sub are necessary to authorize this Amendment or to consummate the Transactions (other than, with respect to the issuance of SFX Class A Common Stock pursuant to the Merger, the applicable rules and regulations of the Nasdaq Stock Market, and with respect to the Merger, the filing of an appropriate Certificate of Merger with the Secretary as required by Delaware Law). This Amendment has been duly and validly executed and delivered by SFX and Acquisition Sub and, assuming the due authorization, execution and delivery of this Amendment by Marquee, constitutes a legal, valid and binding obligation of each of SFX and Acquisition Sub enforceable against each of SFX and Acquisition Sub in accordance with its terms.

     15. Assuming that the representations and warranties of Marquee contained in Section 3.07 of the Merger Agreement are true and correct, SFX has determined that Marquee's historical financial performance, as reported in the Marquee SEC Reports for the six months ended June 30, 1998, is satisfactory to SFX for purposes of the Merger Agreement.

     16. Except to the extent expressly set forth in this Amendment No. 3 to Agreement and Plan of Merger, no terms and conditions of the Merger Agreement are amended or modified hereby, and all such terms and conditions shall remain in full force and effect.

     IN WITNESS WHEREOF, SFX, Acquisition Sub and Marquee have caused this Amendment No. 3 to Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                 SFX ENTERTAINMENT, INC.


                                 By: /s/ HOWARD J. TYTEL
                                     ------------------------------------------
                                     Howard J. Tytel
                                     Executive Vice President and Secretary


                                 SFX ACQUISITION CORP.


                                 By: /s/ HOWARD J. TYTEL
                                     ------------------------------------------
                                     Howard J. Tytel
                                     Executive Vice President and Secretary


                                 THE MARQUEE GROUP, INC.


                                 By: /s/ ROBERT M. GUTKOWSKI
                                     ------------------------------------------
                                     Robert M. Gutkowski
                                     President and Chief Executive Officer



















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